Exhibit 99.1

Company Contact:	Lankford Wade Senior Vice President & Treasurer (615) 236-6200
HealthSpring, Inc. Reports 2009 Second Quarter Results

Increases 2009 Earnings Per Share Guidance to $2.10 to $2.25
NASHVILLE, Tenn. (August 4, 2009) — HealthSpring, Inc. (NYSE:HS) today announced its results for the second quarter and six months ended June 30, 2009. Highlights for the 2009 second quarter include:
•	Net income of $31.9 million, or $0.58 per diluted share, compared with $40.2 million, or $0.72 per diluted share, in the 2008 second quarter;
•	Premium revenue of $671.5 million, up 21.1% over the 2008 second quarter; and
•	Medicare Advantage membership of 182,231 at quarter-end, up 18.4% over the 2008 second quarter-end, and up 12.4% compared with 2008 year-end; stand-alone PDP membership of 294,753, up 11.0% over the 2008 second quarter-end.
Commenting on 2009 second quarter results, Herb Fritch, Chairman and Chief Executive Officer, said, “Results for the first six months of 2009 were better than initial expectations, although the relative contributions to our earnings were different than anticipated. Our Florida health plan and our Part D operations have been particularly strong contributors to results for the first six months of 2009. In addition, membership growth and attention to administrative expenses offset higher-than-expected medical costs and resulted in a solid second quarter. We recently submitted our 2010 plan bids and believe we are well positioned to maintain competitiveness and margins as we enter a more difficult Medicare payment environment.”

	Three Months Ended
Second Quarter Results	June 30,		Percent
($in thousands, except per share amounts)	2009	2008	Change
Premium revenue	$671,450	$554,667	21.1%
Total revenue	682,543	566,874	20.4
Medical expense	558,403	436,157	28.0
Net income	31,891	40,222	(20.7)
Net income per common share — diluted (1)	0.58	0.72	(19.4)

(1)	Weighted average shares outstanding used in the calculation of net income per common share - diluted, were 54,770,212 and 55,959,111, respectively, for the three months ended June 30, 2009 and 2008.
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HS Reports Second Quarter Results

August 4, 2009
Operating Highlights
Revenue
•	Medicare Advantage premiums (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) were $583.2 million for the 2009 second quarter, reflecting an increase of 20.8% over the 2008 second quarter. The premium increase is primarily attributable to an 18.4% increase in membership. The 2009 second quarter included $7.9 million of additional Medicare Advantage premium revenue for a change in estimate for 2008 final retroactive risk adjustment settlements, which had a favorable impact on net income of $2.6 million, or $0.05 per diluted share, in the current quarter. For comparison purposes, the 2008 second quarter included additional Medicare Advantage premium revenue of $17.3 million for 2007 final retroactive risk settlements, which had a favorable impact on net income of $8.1 million, or $0.15 per diluted share.
•	Medicare Advantage premiums per member per month, or “PMPM,” were $1,060.11 in the 2009 second quarter, representing an increase of 4.9% compared with the prior year’s second quarter, in each case as adjusted to exclude retroactive risk adjustments associated with prior years. The PMPM premium increase resulted from rate increases in CMS-calculated base rates as well as rate increases related to risk scores.
•	Stand-alone PDP premium revenue was $87.4 million for the 2009 second quarter, an increase of 23.6% compared with the 2008 second quarter. The higher revenue resulted primarily from an 11.0% increase in membership and an 11.2% increase in PDP premiums PMPM in the current quarter.
•	Investment income decreased from the 2008 second quarter by $2.3 million, or 67.1%, to $1.1 million for the 2009 second quarter primarily as a result of a lower average yield on invested and cash balances.
Medical Expense
•	Medicare Advantage medical loss ratio, or “MLR,” was 82.4% for the 2009 second quarter, compared with 77.7% for the prior year’s second quarter, in each case as adjusted to exclude retroactive risk adjustments associated with prior years. The deterioration in the MLR for the current period was primarily attributable to higher inpatient procedure costs in the Tennessee health plan and increases in physician expenses in the Alabama, Tennessee, and Texas health plans. The deterioration was partially offset by improvements in the Florida plan’s MLR attributable primarily to hospital recontracting efforts. On a year-to-date basis, the MLR was 81.8%, compared with 79.2% for the prior year’s first six months, as adjusted.
•	PDP MLR was 91.1% for the 2009 second quarter, compared with 96.3% in the 2008 second quarter. The improvement in the 2009 PDP MLR was primarily attributable to higher revenue as a result of how the Company structured its PDP bids.
Selling, General & Administrative (SG&A)
•	SG&A expense as a percentage of total revenue in the 2009 second quarter decreased 80 basis points to 9.1% compared with 9.9% in the 2008 second quarter. The improvement in SG&A as a percentage of revenue results primarily from improvements in the Company’s operating model and revenue increases. The $6.3 million increase in the 2009 second quarter compared with the 2008 second quarter is primarily the result of additional personnel costs associated with the management of membership increases.
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HS Reports Second Quarter Results

August 4, 2009
Interest Expense
•	Interest expense in the 2009 second quarter decreased $0.6 million compared with the 2008 second quarter as a result of lower interest rates and lower average principal balances.
•	The Company’s weighted average effective interest rate (exclusive of the amortization of deferred financing costs) for the three months ended June 30, 2009, was 4.9% compared with 5.2% for the three months ended June 30, 2008.
Balance Sheet Highlights
•	At June 30, 2009, the Company’s cash and cash equivalents were $295.0 million, $57.7 million of which was held at unregulated subsidiaries.
•	Total debt outstanding was $251.3 million at June 30, 2009, compared with $268.0 million at December 31, 2008, and $278.9 million at June 30, 2008. There were no borrowings outstanding under the Company’s $100 million revolving credit facility at June 30, 2009 or 2008.
•	For the first six months of 2009, net cash used in operating activities was $8.4 million compared with $7.3 million used in the same period of 2008. As a result of the increased magnitude of accruals for risk adjustment payments and the timing of receipt of such payments from CMS, cash flow from operations significantly lags net income in the first half of the year. The Company received risk premium settlement payments from CMS of approximately $88.2 million in the 2009 third quarter.
•	Days in claims payable totaled 36 at the end of the 2009 second and first quarters.
•	During the quarter ended June 30, 2009, the Company did not repurchase any shares of its common stock. The Company’s share repurchase program expired on June 30, 2009.
Outlook
•	EPS: The Company currently expects its diluted earnings per share for 2009 to be in the range of $2.10 to $2.25, on weighted average shares outstanding of approximately 55.3 million.
•	Membership: The Company increases its estimate for Medicare Advantage membership upward from 177,000—182,000 to a range of 186,000—188,000 at the end of 2009. The Company also decreases its estimate for PDP membership from 320,000—330,000 to a range of 310,000—320,000 at the end of 2009.
•	Revenue: The Company now estimates that 2009 total revenue will be between $2.60 billion and $2.65 billion.
•	MLRs: The Company is modifying its estimate for Medicare Advantage (including MA-PD) full-year MLR to be approximately 81.5% for 2009. The Company now estimates stand-alone PDP MLR to be in the range of 84.0% to 86.0% for the year.
•	SG&A: The Company now estimates that selling, general and administrative expense will be approximately 10.5% of total revenue for 2009.
Conference Call
A live audio webcast of the conference call regarding second quarter results will begin at 10:00 a.m. ET on Tuesday, August 4, 2009. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0649, confirmation number 5228459. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
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HS Reports Second Quarter Results

August 4, 2009
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee, and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2010 plan competitiveness and profitability and 2009 guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; legislative and regulatory actions or changes, including changes in Medicare funding and premium rates; changes in our members’ utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; competition; the Company’s ability to accurately estimate incurred but not reported medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in other public filings by the Company.
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HS Reports Second Quarter Results

August 4, 2009
Supplemental Information
1. Membership

	June 30,	March 31,	Percent	Dec. 31,	Percent	June 30,	Percent
	2009	2009	Change	2008	Change	2008	Change
Medicare Advantage Membership:

Tennessee	55,917	53,833	3.9%	49,933	12.0%	49,063	14.0%
Texas	50,348	48,456	3.9	43,889	14.7	39,142	28.6
Florida	30,892	29,978	3.0	27,568	12.1	27,017	14.3
Alabama	30,101	29,385	2.4	29,022	3.7	28,141	7.0
Illinois	10,821	10,067	7.5	9,245	17.0	8,796	23.0
Mississippi	4,152	3,419	21.4	2,425	71.2	1,799	130.8

Total	182,231	175,138	4.0%	162,082	12.4%	153,958	18.4%

PDP Membership:	294,753	286,810	2.8%	282,429	4.4%	265,435	11.0%

Commercial:	739	758	(2.5)%	895	(17.4)%	1,058	(30.2)%

2. Segment Information
     The Company reports its business in four segments: Medicare Advantage, stand-alone Prescription Drug Plan, Commercial, and Corporate. Medicare Advantage (“MA-PD”) consists of Medicare-eligible beneficiaries receiving healthcare benefits, including prescription drugs, through a coordinated care plan qualifying under Part C of the Medicare Program. Stand-alone Prescription Drug Plan (“PDP”) consists of Medicare-eligible beneficiaries receiving prescription drug benefits on a stand-alone basis in accordance with Medicare Part D. Commercial consists of the Company’s commercial health plan business. The Commercial segment was insignificant as of June 30, 2009, and June 30, 2008. The Corporate segment consists of corporate expenses not allocated to the other reportable segments. The Company identifies its segments in accordance with the aggregation provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which aggregates products with similar economic characteristics. These characteristics include the nature of customer groups as well as pricing and benefits. These segment groupings are also consistent with information used by the Company’s chief executive officer in making operating decisions.
     Financial data by reportable segment for the three and six months ended June 30 is as follows (in thousands):

Three months ended June 30, 2009	MA-PD	PDP	Commercial	Corporate	Total
Revenue	$594,255	$87,496	$779	$13	$682,543
EBITDA	62,797	5,788	6	(6,757)	61,834
Depreciation and amortization expense	6,366	20	—	1,256	7,642

Three months ended June 30, 2008
Revenue	$494,179	$71,574	$1,049	$72	$566,874
EBITDA	82,757	613	(918)	(7,714)	74,738
Depreciation and amortization expense	5,961	3	—	1,021	6,985
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HS Reports Second Quarter Results

August 4, 2009

Six months ended June 30, 2009	MA-PD	PDP	Commercial	Corporate	Total
Revenue	$1,147,004	$180,114	$1,515	$25	$1,328,658
EBITDA	111,882	7,913	(8)	(13,688)	106,099
Depreciation and amortization expense	12,722	40	—	2,404	15,166

Six months ended June 30, 2008
Revenue	$963,984	$152,006	$3,386	$207	$1,119,583
EBITDA	133,281	1,545	(604)	(13,857)	120,365
Depreciation and amortization expense	12,200	3	—	2,030	14,233
As of January 1, 2009, the Company revised its methodology for allocating the selling, general, and administrative expenses within its prescription drug operations which resulted in its allocating a greater share of such expenses to its MA-PD segment. As such, the MA-PD and PDP segment’s EBITDA amounts for the 2008 period include reclassification adjustments between segments such that the periods presented are comparable.
A reconciliation of reportable segment EBITDA to net income included in the consolidated statements of income for the three and six months ended June 30 is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
EBITDA	$61,834	$74,738	$106,099	$120,365
Income tax expense	(18,331)	(22,941)	(30,179)	(34,859)
Interest expense	(3,970)	(4,590)	(8,251)	(9,993)
Depreciation and amortization	(7,642)	(6,985)	(15,166)	(14,233)

Net Income	$31,891	$40,222	$52,503	$61,280

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HS Reports Second Quarter 2009 Results

August 4, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$295,010	$282,240
Accounts receivable, net	139,741	74,398
Investment securities available for sale	3,049	3,259
Investment securities held to maturity	24,812	24,750
Funds due for the benefit of members	38,617	40,212
Deferred income taxes	6,303	4,198
Prepaid expenses and other	9,438	6,560

Total current assets	516,970	435,617
Investment securities available for sale	24,095	30,463
Investment securities held to maturity	32,330	20,086
Property and equipment, net	26,397	26,842
Goodwill	590,016	590,016
Intangible assets, net	212,775	221,227
Restricted investments	15,379	11,648
Risk corridor receivable from CMS	21,839	—
Other	17,592	8,878

Total assets	$1,457,393	$1,344,777

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$221,459	$190,144
Accounts payable, accrued expenses and other	25,800	35,050
Risk corridor payable to CMS	2,656	1,419
Current portion of long-term debt	28,724	32,277

Total current liabilities	278,639	258,890
Deferred income taxes	85,406	89,615
Long-term debt, less current portion	222,611	235,736
Funds held for the benefit of members	51,934	—
Other long-term liabilities	9,726	9,658

Total liabilities	648,316	593,899

Stockholders’ equity:
Common stock	581	578
Additional paid in capital	509,579	504,367
Retained earnings	347,673	295,170
Accumulated other comprehensive loss, net	(1,423)	(1,955)
Treasury stock	(47,333)	(47,282)

Total stockholders’ equity	809,077	750,878

Total liabilities and stockholders’ equity	$1,457,393	$1,344,777

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HS Reports Second Quarter 2009 Results

August 4, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Premium revenue	$671,450	$554,667	$1,306,046	$1,095,558
Management and other fees	9,987	8,842	19,956	15,850
Investment income	1,106	3,365	2,656	8,175

Total revenue	682,543	566,874	1,328,658	1,119,583

Operating expenses:
Medical expense	558,403	436,157	1,088,002	880,339
Selling, general and administrative	62,306	55,979	134,557	118,879
Depreciation and amortization	7,642	6,985	15,166	14,233
Interest expense	3,970	4,590	8,251	9,993

Total operating expenses	632,321	503,711	1,245,976	1,023,444

Income before income taxes	50,222	63,163	82,682	96,139
Income taxes	(18,331)	(22,941)	(30,179)	(34,859)

Net income	$31,891	$40,222	$52,503	$61,280

Net Income per common share:
Basic	$0.59	$0.72	$0.96	$1.09

Diluted	$0.58	$0.72	$0.96	$1.09

Weighted average common shares outstanding:
Basic	54,497,780	55,863,208	54,490,155	56,361,007

Diluted	54,770,212	55,959,111	54,794,251	56,460,143

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HS Reports Second Quarter 2009 Results

August 4, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$31,891	$40,222	$52,503	$61,280

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,642	6,985	15,166	14,233
Amortization of deferred financing cost	587	643	1,203	1,241
Equity in earnings of unconsolidated affiliate	(52)	(100)	(103)	(200)
Stock-based compensation	2,254	2,131	5,158	4,485
Deferred tax benefit	(3,816)	(1,660)	(6,585)	(3,468)
Increase (decrease) in cash due to:
Accounts receivable	(42,043)	(82,230)	(75,159)	(122,813)
Prepaid expenses and other current assets	(1,297)	(741)	(2,734)	(446)
Medical claims liability	9,641	11,749	31,315	41,504
Accounts payable, accrued expenses and other current liabilities	(12,697)	5,128	(9,246)	15,837
Risk corridor payable to/ receivable from CMS	(8,288)	(3,448)	(20,602)	(17,930)
Other	(112)	39	654	(995)

Net cash used in operating activities	(16,290)	(21,282)	(8,430)	(7,272)

Cash flows from investing activities:
Additional consideration paid on acquisition	(910)	—	(910)	—
Purchases of property and equipment	(2,683)	(1,972)	(5,502)	(3,838)
Purchases of investment securities	(10,440)	(30,551)	(28,687)	(31,758)
Maturities of investment securities	14,286	11,589	23,174	40,115
Purchases of restricted investments	(3,540)	(200)	(10,123)	(4,510)
Maturities of restricted investments	311	—	6,392	3,951
Distributions to affiliates	—	124	—	124

Net cash (used in) provided by investing activities	(2,976)	(21,010)	(15,656)	4,084

Cash flows from financing activities:
Funds received for the benefit of members	165,293	125,920	325,004	249,014
Funds withdrawn for the benefit of members	(148,699)	(118,280)	(271,476)	(219,838)
Payments on long-term debt	(7,181)	(13,621)	(16,678)	(17,371)
Proceeds from stock option exercises	—	274	6	288
Purchase of treasury stock	—	(7,696)	—	(28,344)

Net cash provided by (used in) financing activities	9,413	(13,403)	36,856	(16,251)

Net (decrease) increase in cash and cash equivalents	(9,853)	(55,695)	12,770	(19,439)

Cash and cash equivalents at beginning of period	304,863	360,346	282,240	324,090

Cash and cash equivalents at end of period	$295,010	$304,651	$295,010	$304,651

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